Explanatory Note

RYSE Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 4 and Exhibit 6.1.

PART III

INDEX TO EXHIBITS

1.	Agreement with broker-dealer*

2.1	Certificate and Articles of Incorporation as Amended*

2.2	Bylaws as Amended*

2.3	Certificate of Share Split Amendment*

4.	Form of Subscription Agreement

6.1	Voting Trust Agreement as Amended

6.2	Shareholders Agreement as Amended*

6.3	Employment Agreement Manu Menon*

6.4	Employment Agreement Marc Bishara*

6.5	Employment Agreement Alan Cheng*

11.	Consent of Auditing Accountant *

12.	Opinion of Oziel Medina LLP*

14.	Form F-X*

 ___________________

*	Previously filed.
**	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on May 23, 2022.

RYSE Inc.

By	/s/ Trung Pham
Trung Pham, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Trung Pham
Trung Pham, Chief Executive Officer, principal accounting officer, principal financial officer and Director

Date: May 23, 2022

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